                                                                    Exhibit 10.3

                                 EMPLOYMENT AGREEMENT


    THIS AGREEMENT is made and entered into as of this 3rd day of January, 1994, by and between DANIEL J. NAHMENS (hereinafter referred to as "Employee"), and TRACK 'N TRAIL, a California corporation (hereinafter referred to as "Track 'N Trail").

    IN CONSIDERATION of the mutual promises set forth below, Employee and Track 'N Trail hereby agree as follows:

    1. EMPLOYMENT. Track 'N Trail hereby agrees to employ Employee, and Employee agrees to provide services to Track 'N Trail in the position of V.P. Finance/CEO on an "at-will" basis, subject to the terms and conditions hereinafter set forth.

    2. DUTIES. Subject to the control of Track 'N Trail's Board of Directors and/or Track 'N Trail management personnel with authority over Employee, Employee shall perform the duties and responsibilities set forth in Attachment A and such other duties and responsibilities assigned from time-to-time which are commensurate with Employee's role as Track 'N Trail's V.P. Finance/CEO. Throughout the term of this Agreement, Employee shall devote all of his or her energies, interest, abilities and productive time to the performance of his or her duties and responsibilities under this Agreement, and shall not, without Track 'N Trail's prior written consent, render services to any other person or entity or otherwise engage in any other activity that would materially interfere with the performance of such duties and responsibilities under this Agreement.

    3. TERM. The term of this Agreement shall be two (2) year(s) from the effective date of this Agreement and shall extend and renew for a one-year period each anniversary date thereafter, unless terminated as set forth herein. Employee or Track 'N Trail may terminate Employee's employment and this Agreement with or without "cause" (including by reason of Employee's disability for more than four months or death) upon thirty (30) days' written notice to the other party. Additionally, Track 'N Trail may terminate this Agreement and Employee's employment for "cause" immediately without notice. "Cause" shall be defined as follows:

    (a) Employee being convicted of, pleading guilty or NOLO CONTENDERE to, or confessing to any act of fraud, misappropriation or embezzlement, or to any felony;

    (b)  Employee engaging in dishonest acts to the detriment of Track 'N
Trail;

    (c) Employee otherwise failing to comply with the terms of this Agreement and/or engaging in misconduct in violation of Track 'N Trail policies.

    4. PAY ON TERMINATION. Should Track 'N Trail terminate this Agreement and Employee's employment without cause as defined above and/or materially breach any portion of this Agreement, Track 'N Trail shall tender to Employee an amount equal to one (1 ) year of pay, to be calculated at the highest rate of pay Employee has received from Track 'N Trail in the two-year period prior to Employee's termination. Payments of said sum shall be made on Employee's last day of employment, or on terms mutually agreeable to Employee and Track 'N Trail.

    5. WORKING CONDITIONS. Track 'N Trail agrees that during the term of this Agreement Track 'N Trail:

    (a) Shall provide, establish and maintain reasonable working conditions for Employee and abide by all state, federal and local employment regulations and law;

    (b) Shall not, without the written consent of Employee, materially alter or reduce the duties and responsibilities assigned to Employee as set forth in Attachment A to this Agreement; or

    (c) Shall not, without written consent of Employee, require Employee to relocate to any office in excess of thirty (30) miles from El Dorado Hills, California.

    Notwithstanding anything to the contrary in this paragraph 5 or this Agreement overall, Track 'N Trail's failure to meet any of its obligations under this paragraph 5 shall constitute a termination of Employee without cause entitling Employee to the sole remedy of electing to continue his or her employment notwithstanding such failure or to leave Track 'N Trail's employ and receive compensation from Track 'N Trail pursuant to the provisions of paragraph 4.

    6. COMPENSATION. Employee agrees to accept and Track 'N Trail agrees to pay for Employee's services at the rate of $75,000.00 per year. Employee shall be eligible to receive bonuses on the same terms and conditions as other similarly situated employees. Track 'N Trail reserves the right to increase Employee's compensation rate prospectively at any time.

    7. CONFIDENTIAL INFORMATION. Employee will, in the course of Employee's duties on behalf of Track 'N Trail, be advised of certain business matters and affairs of Track 'N Trail regarding its clients and the management of its business. The duties performed by Employee for Track 'N Trail place Employee in a position of trust and confidence with respect to certain trade secrets and other proprietary information relating to the business of Track 'N Trail and not generally known to the public. These trade secrets include, but are not limited to, Track 'N Trail's price lists, advertising and promotional ideas and strategies, customer lists and formulas, patterns, devices, processes, compilations of information, records and specifications which are owned by Track 'N Trail and which are regularly used in the operation of Track 'N Trail (hereinafter "confidential information"). Employee will not, either during the term of Employee's employment or any time in the future, directly or indirectly:

    (a) Disclose or furnish, directly or indirectly, to any other person, firm, agency, corporation, client, business or enterprise, any confidential information acquired by Employee during the term of this Agreement;

    (b) Individually or in conjunction with any other person, firm, agency, company, client, business or corporation, employ or cause to be employed any confidential information in any manner whatsoever, except in furtherance of the business of Track 'N Trail;

    (c) Without the written consent of Track 'N Trail, publish, deliver or commit to being published or delivered, any copies, abstracts or summaries of any files, records, documents, drawings, specifications, lists, equipment and similar items relating to the business of Track 'N Trail, whether prepared by the Employee or otherwise coming into the Employee's possession, except to the extent required in the ordinary course of Track 'N Trail's business;

    (d) Attempt to encourage, induce or otherwise solicit, directly or indirectly, any other employee of Track 'N Trail to breach an employment agreement with Track 'N Trail or to otherwise interfere with the advantageous business relationship of Track 'N Trail with its employees.

    All files, records, documents, drawings, specifications, lists, equipment and similar items relating to the business of Track 'N Trail, whether prepared by Employee or otherwise coming into the Employee's possession, shall remain the exclusive property of Track 'N Trail and shall not be removed from the premises of Track 'N Trail under any circumstances whatsoever without the prior written consent of an officer of Track 'N Trail.

    Upon termination of Employee's employment, Employee agrees to immediately return to Track 'N Trail all property of Track 'N Trail in as good condition as when received by Employee (normal wear and tear excepted) including, but not limited to, all files, records, documents, drawings, specifications, lists, equipment and supplies, promotional materials and similar items relating to the business of Track 'N Trail.

    8. REPAYMENTS. Employee hereby expressly agrees to repay to Track 'N Trail any and all sums owed by Employee to Track 'N Trail immediately upon termination of Employee's employment.

/s/ DJN
__________
Employee
Initials

    9. ARBITRATION. In the event Employee's employment and this Agreement are terminated, and Employee believes the termination was wrongful and/or violated any of Employee's rights, Employee and Track 'N Trail agree to submit any dispute arising out of the termination of Employee's employment, including, but not limited to, claims of termination allegedly resulting from discrimination on the basis of race, sex, age, national origin, ancestry, color, religion, marital status, status as a veteran of the Vietnam era, physical or mental disability, medical condition or any other basis prohibited by law, exclusively to final and binding arbitration before a neutral arbitrator.

    If Employee and Track 'N Trail are unable to agree upon a neutral arbitrator, Track 'N Trail will obtain a list of arbitrators from a state or federal arbitration service. Employee (first) and then Track 'N Trail will alternately strike names from the list until one name remains; the remaining person shall be the arbitrator. The arbitrator shall be bound by the qualifications and disclosure provisions and the procedures set forth in the 1989 Model Employment Arbitration Procedures of the American Arbitration Association and shall order such discovery as is appropriate to the nature of the claim and necessary to the adjudication thereof.

    Arbitration proceedings shall be held in the city or town where Employee's employment services were performed, at Track 'N Trail headquarters or at any other location mutually agreed upon by Employee and Track 'N Trail. The arbitrator shall determine the prevailing party in the arbitration and the costs of the arbitration shall be paid by the nonprevailing party.

    Employee and Track 'N Trail agree that this arbitration shall be the exclusive means of resolving any dispute arising out of Employee's termination and that no other action will be brought by Employee in any court or other forum. ONLY THE ARBITRATOR, NOT A JUDGE OR JURY, WILL DECIDE THE DISPUTE.

    If Employee decides to dispute Employee's termination, Employee agrees to deliver a written request for arbitration to Track 'N Trail within one year of the date of Employee's termination and to respond within 14 calendar days to each communication regarding the selection of an arbitrator and the scheduling of a hearing and other matters related to arbitration proceedings. If Track 'N Trail does not receive a written request for arbitration from Employee within one year from the date of Employee's termination or if Employee does not respond to any communication from Track 'N Trail about the arbitration proceedings within 14 calendar days, Employee agrees Employee will have waived any right to raise any claims arising out of the termination of Employee's employment with Track 'N Trail in arbitration or in any court or other forum. The limitations set forth in this paragraph shall not be subject to tolling, equitable or otherwise.

    The arbitrator shall be permitted to award only those remedies in law or equity which are requested by the parties and supported by credible, relevant evidence. The provisions of this arbitration provision shall survive the termination of this Agreement and Employee's employment, and shall remain in full force and effect thereafter.

    Employee and Track 'N Trail agree that if any court of competent jurisdiction declares that any part of this arbitration provision is illegal, invalid or unenforceable, such a declaration will not affect the legality, validity or enforceability of the remaining parts of the arbitration provision and the illegal, invalid or unenforceable part will no longer be part of this arbitration provision.

/s/ DJN
__________
Employee
Initials

    10. POLICIES. Employee shall be bound by all the policies, rules and regulations of Track 'N Trail now in force, and by all such other policies, rules and regulations as may be hereafter implemented and called to his/her notice, and will faithfully observe and abide by the same.

    11. OTHER TERMS AND CONDITIONS OF EMPLOYMENT. See Attachment B-Bonus Program. (If none, Employee initial here. ____).

    12. INDEMNIFICATION. Track 'N Trail agrees that Track 'N Trail shall indemnify and hold Employee harmless for any and all losses, costs, damages, expenses, including attorneys' fees, incurred by Employee as a direct consequence of the discharge of his/her duties as such and/or by reason of the fact that Employee is or was an agent of Track 'N Trail. Track 'N Trail further agrees to indemnify and hold Employee harmless for any and all losses, costs, damages, expenses, including attorneys' fees, incurred by Employee arising out of Track 'N Trail's breach of this Agreement or any part thereof, regardless of the judgment or decisions arising therefrom.

    13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors and assigns and shall inure to the benefit of said parties and each of them and their heirs, administrators, representatives, executors, successors and assigns provided, however, that in no event may Employee assign his or her rights or delegate his or her duties under this Agreement to any other party without the prior written consent of Track 'N Trail.

    14. SEVERABILITY. Track 'N Trail and Employee agree that should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby, and said illegal, unenforceable or invalid part, term or provision will be deemed not to be part of this Agreement.

    15. ENTIRE UNDERSTANDING. This Agreement contains all the understandings and agreements between the parties concerning Employee's employment and Employee acknowledges that no person who is either an agent or employee of Track 'N Trail may orally or by conduct modify, delete, vary or contradict, the terms and conditions set forth herein. This Agreement replaces any and all prior agreements between Employee and Track 'N Trail related to Employee's employment and any and all such prior Agreements are hereby canceled.

    IN WITNESS WHEREOF, the parties have executed this Agreement at El Dorado Hills, California to be effective as of the date first written above.

                                  EMPLOYEE:

                                  /s/ DANIEL J. NAHMENS
                                  ----------------------------------------

                                  TRACK 'N TRAIL, a California corporation



                                  By /s/ DAVE SUECHTING, JR.
                                     -------------------------------------
                                     Name: DAVE SUECHTING, JR.
                                     Title: President


Copy Delivered to Employee on
1/3/94

                    JOB DESCRIPTION - VICE PRESIDENT FINANCE, CFO


1.0 INTRODUCTION:

           The purpose of this procedure is to establish and define the position of Vice President Finance, Chief Financial Officer at Track 'n Trail and to describe the authority, responsibilities, and duties of the position.


2.0 AUTHORITY:

    2.1 The CFO is appointed at will by Track 'n Trail and receives his/her authority from and reports directly to the Executive Vice President/C.O.O.

    2.2    The following positions report directly to the CFO.

           2.21   Assistant Controller
           2.22   MIS Manager
           2.23   Human Resources Manager

    2.3    The CFO has the authority to accomplish the following:

           2.31 Manage the various functions of Finance, Accounting, MIS, and Human Resources.

           2.32 Incur and manage the expenses for the efficient and effective operation of Finance, Accounting, MIS, and Human Resources department.

           2.33 Assure adequate controls exist over the authorization and payment for all invoices.

           2.34 Oversee the Shortage Control Effort within Track 'n Trail to assure an acceptable performance.

           2.35 Review and approve all policies and operating procedures to assure that they have adequate controls, are easy to understand, and perform their intended purpose.

           2.36 Responsibility for the preparation of the annual financial operating plan.

           2.37 Joint responsibility with the Senior Management of Track 'n Trail for the preparation and implementation of the Long Range Strategic Plan.

           2.38 Jointly responsible with the C.O.O. for the negation of contracts and liabilities with outside agencies.

           2.39 Responsibilities and accountability to review all expense areas of the business to develop proposals for profit improvements by working with the head of each functional area.

           2.40 Determine the long range MIS system needs for Stores, Merchandising, Warehouse, Finance and Human Resources and then take the necessary steps to implement these changes.

           2.41 Act as primary interface with the banks and outside auditors. Also interface with other potential investors in the business.

           2.24 Jointly responsible for C.O.O. on legal matters related to both general business and personnel matters.

           2.43 Hire, train, commend, promote, discipline, and terminate those personnel reporting directly to him/her.

           2.44 To change the rate of compensation for personnel reporting directly to the Chief Financial Officer. Any change in compensation is contingent upon sales and income levels being at or ahead of plan. Also critical in their evaluation is their individual performance in their specific function in regard to their job responsibilities and performance on any special projects.

3.0 RESPONSIBILITIES:

    The Vice President of Finance, CFO is primarily responsible for the effective management of Track 'n Trail's financial affairs. Specific responsibilities include the following:

    3.1 Administer all functions within the Finance, Accounting, MIS and Human Resources departments to ensure legal, financial, and support objectives are met.

    3.2 Administer the timely and accurate production of financial statements.

    3.3    Adequate controls over Inventory Shortage.

    3.4    Performance to overall company expense plan.

    3.5    Development of annual financial operating plan.

    3.6 Developing, revising, and maintaining the forms necessary to provide Track 'N Trail with essential management information.


4.0 DUTIES:

    The Vice President of Finance's principal duties include the following:

    4.1 Oversee the development and management of budgets, financial statements, and other financial reports needed to provide management with the information required to run the business.

    4.2 Work with the Senior Management Committee to develop overall guidelines and parameters for the annual operating plan.

    4.3 Manage the preparation of monthly and annual financial statements, budget variance and other operating reports.

    4.4 Work with Department Heads that he/she directly supervises, and executive management to prepare, manage, and achieve expense budgets.

    4.5    Supervise Finance, Accounting, MIS and Human Resources departments.

    4.6 Keep informed on any changes to governmental regulations, requirements and laws that effect Track 'n Trail, and make sure that all financial reports meet GAAP and legal requirements.

    4.7 Review payment terms for expense and merchandise to assure maximum benefit to Track 'n Trail. Also work with the V.P. of Marketing to improve terms whenever possible.

    4.8 Manage the check and credit authorization process to maximize customer service and minimize operating costs.

    4.9 Negotiate and interface with banks in relationship to loans, cash management and checking accounts.

    4.10 Assure the adequate maintenance of insurance coverage for properties, equipment, liability, and employee benefits.

    4.11 Interview, hire, train, commend, promote, counsel, and terminate immediate subordinates within Company policy and budget guidelines.

    4.12 Oversee the preparation and update of all personnel within the CFO areas of responsibility including preparation of procedures and training manuals.

    4.13 Review all contracts and make appropriate recommendations to the Senior Management Committee.

    4.14 Complete performance evaluations for all personnel who report directly to the CFO in a timely and accurate manner.

    4.15 Work with the Executive Management Committee on the development and update of the Five Year Strategic Plan each year.

    4.16   Serve as Chairman of the Inventory Shortage Prevention Committee.

    4.17 Perform periodic store visits with District Managers, Auditors, and Security personnel.

    4.18   Responsible for the management of the year-end audit.

    4.19 Continuously review automated systems and how well they meet the changing needs of the business. Develop and implement the changes necessary to meet business needs.

    4.20   Attend and actively participate in all required company meetings.

    4.21 Coordinate the update of all procedure and training policies and procedures that pertain to areas he/she is responsible.

    4.22 Coordinate the Employee of the Month/Year program and any other corporate awards programs.

    4.23 Coordinate the functions of the mail room, including report distribution and other correspondence distribution.

    4.24 Supervise the maintenance of employee personnel files, assuring that all required documents are obtained, correctly completed, and filed in accordance with government and company requirements.

    4.25 Maintain the safety and confidentiality of company records and restrict employee access to company records to a need-to-know basis.

    4.26   Perform any other duties as required and necessary.

    4.27 All positive/negative trends in Track 'n Trail's financial condition will be identified and reported to the President and Executive Vice President/C.O.O. in a timely manner.

    4.28 Evaluate the total organization to determine needs to meet growth plans. Develop strategies to meet those needs organizationally, financially, systems, accounting, loss prevention, security, communications, investors, banking, training, and Human Resource operations.

    4.29 Evaluate detail gross margin performance to determine points where enhancement is possible. Develop or enhance reporting systems to make gross margin tracking and inventory control more effective.

    4.30 Working with the Senior Management Committee, explore the alternative available for financing the growth in stores and volume over the next five years.

    4.31 Work with Vice President of Marketing to develop marketing concepts using company and other name files.

    4.32 Interface with contracted Security Consultant to assure adequate protection of assets.

    4.33 Keep President and Executive Vice President/C.O.O. promptly updated on progress in key assignments and special projects.

5.0 MEASURES OF PERFORMANCE:

    The Vice President of Finance/CFO's performance will be evaluated based upon the following criteria:

    5.1 The Total Company Expenses are maintained within 4% of approved budget.

    5.2 The Total Company Inventory shortage is not greater than .60% of total sales.

    5.3    Total Company Operating profit is over 5% of sales pretax.

    5.4 The expense performance for the year in Finance, Accounting, MIS and Human Resources are within 4% of budget (adjusted for sales variances).

    5.5    Tax returns are prepared and payments made timely and accurately.

    5.6 All job description responsibilities and duties are performed in a satisfactory manner and on a timely basis.

    5.7 The plans and policies of Track 'N Trail were consistently executed within the Finance Department in a satisfactory manner conforming to established standards.

    5.8 Proper performance evaluations have been accomplished for personnel reporting directly to the Vice President Finance/CFO.

    5.9 Leadership was applied in a fair, effective and consistent manner resulting in positive morale throughout the department.

DATE:      JANUARY 3, 1994

TO:        DANIEL J. NAHMENS
FROM:      DAVE SUECHTING JR.

SUBJECT:  1994 EXECUTIVE BONUS PROGRAM

                              PERSONAL AND CONFIDENTIAL


I AM PLEASED TO ANNOUNCE THE 1994 BONUS PLAN FOR YOU, FOR THE PERIOD ENDING 12/31/94. THE DETAILS AND AN EXAMPLE OF THE PLAN ARE ON THE ENCLOSED ATTACHMENT. YOUR BONUS EARNINGS WILL BE BASED UPON FIVE AREAS OF RESPONSIBILITY AS FOLLOWS:

    PROFITABILITY - 5% EARNINGS ON PRE-TAX INCOME ABOVE THE BENCHMARK EARNINGS OF $2,499,000.

    STORE WAGE CONTROL - $50 FOR EACH .01% SAVINGS BELOW THE 10.79% PLAN.

    COMP STORE SALES GAIN - $50 FOR EACH .1% ABOVE THE 3.0% PLAN.

    INVENTORY CONTROL - $50 FOR EACH .01% UNDER THE .60% PLAN SHRINK

    MODIFIED MAINTAINED MARGIN - $50 FOR EACH .01% OVER THE 48.06% PLAN.

IT IS UNDERSTOOD THAT IF CERTAIN MINIMUM PERFORMANCE IS NOT ATTAINED AS DEFINED ON THE ATTACHMENT, THAT THE EMPLOYEE WILL NOT PARTICIPATE IN THE BONUS PROGRAM FOR 1994.

THE PRE-TAX PROFITS WILL NOT BE PENALIZED (REDUCED) FOR ITEMS WHICH ARE NOT NORMAL OPERATING ITEMS, INCLUDING:

    -      LEGAL BILLS INCURRED IN DEFENDING THE COMPANY FROM SHAREHOLDERS

    - LEGAL/ACCOUNTING/APPRAISAL/INVESTMENT BANKING OR ANY OTHER BILLS RELATED TO THE SALE OR POTENTIAL SALE OF THE COMPANY

    - ANY PAYMENTS/FEES PAID TO OR ON BEHALF OF DAVE SUECHTING SR/BARBARA SUECHTING

    -      ANY DISTRIBUTIONS TO THE SHAREHOLDERS.

    - ANY COURT ORDERED EXPENSE DUE TO THE SHAREHOLDERS INCLUDING PAYMENT FOR BOARD MEMBERS, OR NEUTRAL "EMPLOYEES."

    -      ANY MANAGEMENT FEE SALARY OR SIMILAR EXPENSE FROM NEW OWNERS

    - ANY EXPENSE PAID TO THE TERMINATE A LEASE ON A NON-PRODUCTIVE STORE, NET OF ANY SAVINGS IN THE CURRENT YEAR FROM EARLY TERMINATION

    -      EXPENSES INCURRED DUE TO STOCK APPRECIATION RIGHTS.

    -      ANY OTHER EXPENSES NOT IN THE NORMAL COURSE OF BUSINESS.

IT IS UNDERSTOOD THAT THIS BONUS AGREEMENT SHALL BE BINDING UPON ANY SUCCESSORS, SHOULD THE COMPANY BE SOLD IN PART OR IN WHOLE.

THE BONUS PAYOUT FOR CALENDAR 1994 WILL OCCUR ON OR BEFORE 3/15/95, FOR EACH PARTICIPANT THAT WAS EMPLOYED AS OF 12/31/94.

THIS BONUS PLAN IS EFFECTIVE FOR THE CALENDAR YEAR 1994 ONLY, AND THE COMPANY RESERVES THE RIGHT TO ELIMINATE OR CHANGE THE BONUS PROGRAM FOR FUTURE PERIODS.

                              MANAGEMENT BONUS PROGRAMS
                                         1994


COO/CFO

COO-RATE OF 6% OVER BENCHMARK
CFO-RATE OF 5% OVER BENCHMARK

BENCHMARK:
    1994 PLAN            $2,305,000
    S/H PLANNED EXP      $  144,000
    S/H PLANNED LEGAL    $   50,000
                         ----------
    BENCHMARK EARNINGS   $2,499,000
                         ----------
                         ----------

BONUS EARNED ON PRE-TAX INCOME OVER THE $2,499,000 BENCHMARK STORE WAGES
    -$50 FOR EACH .01% BELOW THE 10.79% PLAN
COMP STORE SALES
    -$50 FOR EACH .1% OVER 3%
INVENTORY CONTROL
    -$50 FOR EACH .01% UNDER .60% RETAIL SHRINK
MODIFIED MAINTAINED MARGIN
    -$50 FOR EACH .01% OVER PLAN

EMPLOYEE WILL NOT PARTICIPATE IN THE BONUS PROGRAM SHOULD PRE-TAX EARNINGS FALL BELOW THE $2,499,000 BENCHMARK EARNINGS.

PRE-TAX PROFITS NOT REDUCED FOR
    -    LEGAL BILLS INCURRED IN DEFENDING THE COMPANY FROM SHAREHOLDERS
    - LEGAL/ACCOUNTING/APPRAISAL/INVESTMENT BANKING OR ANY OTHER BILLS RELATED TO THE SALE OR POTENTIAL SALE OF THE COMPANY
    - ANY PAYMENTS/FEES PAID TO OR ON BEHALF OF DAVE SUECHTING SR/BARBARA SUECHTING.
    -    ANY DISTRIBUTIONS TO THE SHAREHOLDERS.
    - ANY COURT ORDERED EXPENSE DUE TO THE SHAREHOLDERS INCLUDING PAYMENT FOR BOARD MEMBERS, OR NEUTRAL "EMPLOYEES".
    -    ANY MANAGEMENT FEE OR SIMILAR EXPENSE FROM NEW OWNERS
    - ANY EXPENSE PAID TO TERMINATE A LEASE ON A NON-PRODUCTIVE STORE, NET OF ANY SAVINGS IN THE CURRENT YEAR FROM EARLY TERMINATION.
    -    EXPENSES INCURRED DUE TO STOCK APPRECIATION RIGHTS.
    -    ANY OTHER EXPENSES NOT IN THE NORMAL COURSE OF BUSINESS

EXAMPLE:

PRE-TAX EARNINGS        3,000,000
BENCHMARK EARNINGS      2,499,000
                        ---------

INCREMENTAL EARNINGS      501,000
                        ---------
                                                        COO            CFO
                                                        ---            ---
1)  COO % @ 6%/CFO @ 5%                               30,060         25,050
2)  STORE WAGES @ .10% IMPROVEMENT                       500            500
3)  COMP STORE SALES @ 3.0% IMPROVEMENT                1,500          1,500
4)  INVENTORY CONTROL @ .15% IMPROVEMENT               2,500          2,500
5)  MOD. MAINTAINED MARGIN (50 BASIS POINTS)           2,500          2,500
                                                      ------         -------

                                                      37,060          32,050
                                                      ------         -------
                                                      ------         -------



                                         -2-